Exhibit 23.1

Weinberg & Associates LLC
6812 Cherokee Drive, Baltimore, MD 21209
Phone (410) 702-5660

Mr. Asher Atiah, President
Dynamic Ventures Corp.
113 Barksdale Newark
Delaware 19711

Dear Mr. Atiah:

CONSENT OF INDEPENDENT AUDITOR

I consent to the incorporation in the Registration Statement of Dynamic Ventures Corp. on Form S-1 of my report on the financial statements of the Company as its registered independent auditor dated November 26, 2009, as of and for the period ended September 30, 2009. I further consent to the reference to me in the section on Experts.

Respectfully submitted,

/s/ Alan Weinberg, CPA

Baltimore, Maryland
December 22, 2009